Exhibit 10(a)
FIRST AMENDMENT TO THE
CAMPBELL SOUP COMPANY
MID-CAREER HIRE PENSION PLAN
     THIS FIRST AMENDMENT to the Campbell Soup Company Mid-Career Hire Pension Plan (the “Plan”) is effective as of December 31, 2010.
     WHEREAS, the Plan was amended and restated effective January 1, 2009; and
     WHEREAS, Article X gives the Company the authority to amend the Plan at any time.
     NOW, THEREFORE, the Plan is amended, effective as of December 31, 2010, as follows:
     1. Article II is amended to add a paragraph at the end to read as follows:
          Notwithstanding any provision in this Plan to the contrary, an individual shall be eligible to accrue benefits under the Plan after 2010 only if:
          (a) Participation. The individual was a Participant in the Plan actively accruing benefits (or was deemed to be accruing benefits pursuant to an applicable policy of the Company or its Subsidiaries) under the Plan as of the close of the day on December 31, 2010; and
          (b) No Severance from Employment. The individual has not terminated employment, as determined under the applicable policies of the Company or its Subsidiaries, or otherwise ceased to accrue benefits under the Plan on or after January 1, 2011.
     2. Section 11.2(b) is amended by replacing “January 1, 2009” with “January 1, 2011.”
IN WITNESS WHEREOF, this instrument has been executed on December 21, 2010.

Campbell Soup Company
By:	/s/ Nancy A. Reardon
Nancy A. Reardon
Senior Vice President and Chief Human Resources and Communications Officer

ATTEST:
By:	/s/ Kathleen M. Gibson